UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2022

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2022, BK Technologies Corporation, a Nevada corporation, through BK Technologies, Inc. (collectively, the “Company”), entered into amendments to employment agreements (each an “Amendment,” and collectively, the “Amendments”) with John M. Suzuki, Timothy A. Vitou, and Henry R. (Randy) Willis (collectively, the “Officers”), as described in more detail below. The effective date of the Amendments, per the agreement of the Company and each of the Officers, was June 23, 2022.

Pursuant to the Amendments for Mr. Vitou and Mr. Willis, the Company and Mr. Vitou and Mr. Willis agreed to add two additional sections to the existing employment agreements. The first additional section provides that upon the occurrence of a Change in Control, as defined under the Company’s 2017 Incentive Compensation Plan (“2017 Plan”), such Officer will be entitled to receive a lump sum payment equal to fifty percent (50%) of his most recent annual salary, payable within thirty (30) days following the effective date of such Change in Control.

The second additional section provides that notwithstanding the terms of the Company equity plan or plans under which such Officer’s equity awards are granted or any applicable award agreements, upon the occurrence of a Change in Control, all of such Officer’s outstanding unvested time-based equity awards will become fully vested and any restrictions thereon will lapse and, in the case of stock options and stock appreciation rights, will remain exercisable for the remainder of their full term, and all of such Officer’s outstanding unvested equity awards with performance-based vesting will be deemed achieved at target levels with respect to performance goals or other vesting criteria.

The Amendment for Mr. Suzuki adds one additional section which provides that notwithstanding the terms of the Company equity plan or plans under which Mr. Suzuki’s equity awards are granted or any applicable award agreements, upon the occurrence of a Change in Control, all of Mr. Suzuki’s outstanding unvested time-based equity awards will become fully vested and any restrictions thereon will lapse and, in the case of stock options and stock appreciation rights, will remain exercisable for the remainder of their full term, and all of Mr. Suzuki’s outstanding unvested equity awards with performance-based vesting will be deemed achieved at target levels with respect to performance goals or other vesting criteria.

All other terms and provisions of each Officer’s employment agreement remain in full force and effect.

The foregoing descriptions of the Amendments are qualified in their entirety by reference to the complete text of the Amendments, copies of which are filed herewith as Exhibits 10.1, 10.2, and 10.3, respectively, and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

No.	Description
10.1	First Amendment to Employment Agreement (John M. Suzuki)
10.2	First Amendment to Employment Agreement (Timothy A. Vitou)
10.3	First Amendment to Employment Agreement (Henry R. (Randy) Willis)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: June 29, 2022	By:	/s/ John M. Suzuki
John M. Suzuki
Chief Executive Officer

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